Contacts:
Donald R. Peck
LoJack Corporation
(781) 302-4200

Scott Solomon
Sharon Merrill Associates
(617) 542-5300

LOJACK CORPORATION REPORTS FINANCIAL RESULTS
FOR THE THIRD QUARTER OF 2013

Third Quarter Highlights

•	Revenue of $34.8 Million, Up 6% from Q3 2012

•	U.S. Dealer Channel Volume up 31%, Outpacing Retail Auto Industry Growth for 12 Consecutive Months

•	Gross Margin Strong at 54.7%

•	Net Income of $1.7 million, EPS of $0.09 per diluted share

•	Company Updates 2013 Guidance Due to Continued Volatility in Argentina

Canton, MA, October 31, 2013 – LoJack Corporation (NASDAQ: LOJN), a provider of vehicle theft recovery systems and advanced fleet management solutions, today reported consolidated revenue for the third quarter ended September 30, 2013 of $34.8 million, compared with $32.7 million in the third quarter of 2012. Net income attributable to LoJack Corporation for the third quarter was $1.7 million, or $0.09 per diluted share, compared with a net loss attributable to the Company of $7.3 million, or $0.42 per diluted share, in the comparable period of 2012. Results for the 2012 period included a charge of $6.9 million, or $0.40 per diluted share, related to a settlement agreement.

“Our strong third quarter performance reflects the growing base of our Stolen Vehicle Recovery (SVR) units that are being pre-installed on domestic Dealer inventories,” said LoJack CEO and President Randy Ortiz. “Pre-installed SVR units accounted for 46% of total volume in the quarter, compared with 34% for the same period a year earlier. Our domestic SVR unit volume has now surpassed the growth of the broader retail automotive market for 12 consecutive months. In addition, we have significantly expanded business with the Top 125 Dealers in the United States, where total SVR installations increased 55% from the same period in 2012.”
“We believe that the success of our pre-install program is helping to drive strong unit volume and expand the foundation for growth of our U.S. business, while supporting higher profitability for our Dealer partners,” Ortiz said.
The Company’s U.S. revenue improved 9% to $23.7 million from $21.7 million in the same quarter last year, while international licensee revenue increased 7% to $7.3 million from $6.8 million in the third quarter of 2012. Revenue from all other operations was $3.8 million in the third quarter of 2013, compared to $4.2 million in the same quarter last year.
“The increase in international revenue in the third quarter reflected several factors, including the resumption of shipments to our Argentinean licensee earlier this year,” Ortiz said. “While demand for our products there remains strong, government controls restricting the importation of goods into Argentina continue to make business in that country challenging. However, we continue to be cautiously optimistic that volumes will improve over time.”
“In the telematics area, we have expanded the trials of our LoJack fleet management product distributed in alliance with TomTom. Feedback from Dealer and Commercial channels remains positive. We are focused on expanding the LoJack brand by bringing telematics solutions to the Fleet, Dealer/OEM and Insurance markets. We believe these markets represent a significant growth opportunity for LoJack. They will allow us to leverage our outstanding brand reputation, Dealer distribution and unique relationship with law enforcement, helping customers enhance fleet efficiency and profitability while ensuring asset protection and excellent customer service.”
Consolidated gross profit in the third quarter of 2013 was $19.0 million, or 54.7% of revenue, compared with $18.1 million, or 55.4% of revenue, in the same period a year earlier.
Operating expenses in the third quarter of 2013 were $18.3 million, compared with $24.7 million for the same period of 2012.
Adjusted EBITDA for the third quarter of 2013, which excludes the items reflected in Table 1, was $2.2 million, compared with $1.8 million in the third quarter of 2012.
Cash and equivalents at September 30, 2013 were $41.9 million compared with $48.6 million at year-end 2012. As previously disclosed, in July 2013 the Company paid approximately $7.5 million under a settlement agreement reached in 2012 related to the California wage-and-hour class action litigation. The payment settled all remaining claims in this matter.
Business Outlook
Commenting on the Company’s business outlook, Ortiz said, “During the quarter, we continued to broaden and strengthen our U.S. Stolen Vehicle Recovery business. By expanding relationships with Dealers through our pre-install program, our strategy is to position LoJack as an important economic partner. The initial focus of this relationship is the Stolen Vehicle Recovery business, followed by telematics solutions that we expect to reinforce the LoJack brand promise of ‘Safety, Security and Protection’ for our Dealers’ fleet and retail customers.”
Based on the current business environment in Argentina, LoJack is revising its full year 2013 guidance. The Company now expects consolidated revenue to increase 5 to 6% over 2012, and adjusted EBITDA in the lower end of the 3 to 7% range of consolidated revenue.
Third Quarter Financial Results Conference Call
In conjunction with its third quarter 2013 financial results, LoJack will host a conference call for investors and analysts at 8:30 a.m. ET today. To access the webcast of the call, log onto http://www.lojack.com (click “About Us,” “Investor Relations,” and then click “Events and Presentations”). The live call can also be accessed by 877-868-1835 (toll-free) or 914-495-8581 (international) and using 76204501 as the conference ID. An archive of the webcast will be available on the Company’s website.

About LoJack Corporation
LoJack Corporation, the company that has helped more than nine million people protect their vehicles in the event of theft over the past 25+ years, today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and Dealer distribution network, LoJack Corporation is expanding into new areas across the continuum from theft deterrence to recovery. The Company is focusing on creating a new level of value for its Dealer, customer and investor communities by delivering innovative offerings and multiple technologies in expanding geographies. For more information, visit www.lojack.com, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp or www.Facebook.com/LoJackCorp.
Safe Harbor Regarding Forward Looking Statements
From time to time, information provided by the Company or statements made by its employees may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties. You can identify these statements by use of the words “assumes,” “believes,” “estimates,” “expects,” “will,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning (a) the Company's markets, including the domestic auto market and international markets, (b) the Company's strategic initiatives and plans for growth and future operations, including with respect to the Company’s U.S. Stolen Vehicle Recovery business and pre-install programs, (c) the Company’s relationships with dealers and other partners, (d) the Company’s strategic alliance with TomTom, (e) the development of new products and services, including telematics solutions and fleet management products, (f) the Company's future financial performance, including expected revenue and adjusted EBITDA, and (g) customer demand and future sales by the Company to its licensee in Argentina. Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: (1) the continued and future acceptance of the Company’s products and services, including the Company’s pre-install program and fleet management products; (2) the Company’s ability to obtain financing from lenders; (3) the outcome of ongoing litigation involving the Company; (4) the rate of growth in the industries of the Company’s customers; (5) the presence of competitors with greater technical, marketing, and financial resources; (6) the Company’s customers’ ability to access the credit markets, including changes in interest rates; (7) the Company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; (8) the Company’s ability to successfully expand its operations, including through the introduction of new products and services; (9) changes in general economic or geopolitical conditions, including the European debt crisis; (10) conditions in the automotive retail market and the Company’s relationships with dealers, licensees, partners and agents; (11) the expected timing of purchases by the Company’s customers; (12) the Company’s ability to achieve the expected benefits of its strategic alliance with TomTom; and (13) trade tensions and governmental regulations and restrictions in Argentina and the Company’s other international markets. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s other filings with the Securities and Exchange Commission.
Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains the non-GAAP financial measure, adjusted EBITDA. The Company believes that the inclusion of this non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. LoJack management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management to assist with their financial and operating decision making.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release.

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation
(in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2013	September 30, 2012
	$	$

Net income (loss), as reported	1,671	(7,259)
Adjusted for:
(Benefit) provision for income taxes	(887)	358
Other income (expense)	34	(354)
Operating income (loss)	750	(6,547)
Adjusted for:
Depreciation and amortization	881	993
Stock compensation expense	534	457
Legal settlement	—	6,930
Adjusted EBITDA	2,165	1,833

	Nine Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2012
	$	$

Net income (loss), as reported	(1,320)	(9,783)
Adjusted for:
(Benefit) provision for income taxes	(3,241)	855
Other income (expense)	108	(206)
Operating income (loss)	(4,669)	(8,722)
Adjusted for:
Depreciation and amortization	3,098	3,507
Stock compensation expense	1,477	1,979
Legal settlement	(623)	6,930
Adjusted EBITDA	(717)	3,694

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Three Months Ended
	September 30,
	2013	2012
	(unaudited)

Revenue	$34,796	$32,739
Cost of goods sold	15,769	14,590
Gross profit	19,027	18,149

Costs and expenses:
Product development	1,360	1,425
Sales and marketing	7,915	7,257
General and administrative	8,182	8,162
Legal settlement	—	6,930
Depreciation and amortization	820	922
Total	18,277	24,696

Operating income (loss)	750	(6,547)

Other income (expense):
Interest income	25	33
Interest expense	(246)	(181)
Other, net	255	(206)
Total	34	(354)

Loss before (benefit) provision for income taxes	784	(6,901)
(Benefit) provision for income taxes	(887)	358
Net income (loss)	1,671	(7,259)
Net income attributable to noncontrolling interest in consolidated subsidiary	11	53
Net income (loss) attributable to LoJack Corporation	$1,660	$(7,312)

Net income (loss) per diluted share attributable to LoJack Corporation	$0.09	$(0.42)

Weighted average diluted common shares outstanding	18,020,295	17,616,831

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Nine Months Ended
	September 30,
	2013	2012
	(unaudited)

Revenue	$99,696	$98,705
Cost of goods sold	45,833	45,389
Gross profit	53,863	53,316

Costs and expenses:
Product development	4,026	4,247
Sales and marketing	24,247	21,924
General and administrative	27,968	25,658
Legal Settlement	(623)	6,930
Depreciation and amortization	2,914	3,279
Total	58,532	62,038

Operating loss	(4,669)	(8,722)

Other income (expense):
Interest income	73	116
Interest expense	(701)	(539)
Other, net	736	217
Total	108	(206)

Loss before (benefit) provision for income taxes	(4,561)	(8,928)
(Benefit) provision for income taxes	(3,241)	855
Net loss	(1,320)	(9,783)
Net income attributable to noncontrolling interest in consolidated subsidiary	60	62
Net loss attributable to LoJack Corporation	$(1,380)	$(9,845)

Net loss per diluted share attributable to LoJack Corporation	$(0.08)	$(0.56)

Weighted average diluted common shares outstanding	17,664,875	17,492,315

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,924	$48,592
Restricted cash	47	225
Marketable securities at fair value	—	1,877
Accounts receivable, net of allowances of $2,075 and $2,599, respectively	21,201	20,037
Inventories	7,501	7,123
Prepaid and other expenses	2,182	2,917
Prepaid and receivable income taxes	926	1,319
Deferred income taxes	399	586
Total current assets	74,180	82,676
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $48,337 and $49,250, respectively	12,084	11,686
DEFERRED INCOME TAXES	—	145
INTANGIBLE ASSETS—NET	93	100
GOODWILL	1,245	1,245
OTHER ASSETS—NET	4,963	6,076
TOTAL ASSETS	$92,565	$101,928
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short term debt	$274	$274
Accounts payable	5,195	5,979
Accrued and other liabilities	9,205	15,827
Current portion of deferred revenue	11,637	13,274
Accrued compensation	5,917	3,290
Total current liabilities	32,228	38,644
LONG TERM DEBT	15,627	13,820
DEFERRED REVENUE	11,601	13,395
DEFERRED INCOME TAXES	399	586
OTHER ACCRUED LIABILITIES	84	3,994
ACCRUED COMPENSATION	2,073	1,243
Total liabilities	62,012	71,682
COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 10)	—	—
EQUITY:
Preferred stock—$.01 par value; authorized, 10,000,000 shares	—	—
Common stock—$.01 par value; authorized, 35,000,000 shares; issued and outstanding 18,670,906 at September 30, 2013 and 18,187,703 at December 31, 2012	186	182
Additional paid-in capital	24,567	23,261
Accumulated other comprehensive income	6,508	6,191
Retained earnings (accumulated deficit)	(643)	737
Total LoJack Corporation equity	30,618	30,371
Noncontrolling interest in subsidiary	(65)	(125)
Total equity	30,553	30,246
TOTAL LIABILITIES AND EQUITY	$92,565	$101,928